UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2014

KBR, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

601 Jefferson Street
Suite 3400
Houston, Texas 77002
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 753-3011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 15, 2014, Andrew T. Summers informed KBR, Inc. (“KBR”) that he will leave as Group President, Infrastructure, Government and Power effective December 15, 2014, to return to Australia to be with his family.  Review of an internal candidate to succeed Mr. Summers is underway, and an announcement of his successor will be made once that review is finalized.  In addition, Andrew D. Farley notified KBR that he will leave as Executive Vice President and General Counsel effective November 1, 2014, to spend more time with his family.  Eileen G. Akerson has been appointed to succeed Mr. Farley as General Counsel.  Ms. Akerson has served as KBR’s Senior Vice President, Commercial since November 2013.  For nearly 13 years before that role, Ms. Akerson has held both legal and commercial leadership roles at KBR.  Ms. Akerson received a bachelor’s degree and juris doctorate from The Catholic University of America in Washington, D.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date October 21, 2014	By:	/s/ Jeffrey B. King
Jeffrey B. King
Vice President, Public Law